Exhibit 23.B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
OptiCon Systems, Inc.

We hereby consent to the use in this Registration Statement of OptiCon Systems, Inc. on Form 10-SB 12G, of our report dated February 7, 2007 for our audits of the financial statements of OptiCon Systems, Inc. as of June 30, 2006 and for the two-year period ended June 30, 2006, and to all references to our firm included in this Registration Statement.

/s/ Herman, Lagor, Hopkins & Meeks, P.A.
Herman, Lagor, Hopkins & Meeks, P.A.
Tampa, Florida
February 22, 2007